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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): March 9, 1998


                          MOLTEN METAL TECHNOLOGY, INC.
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             (Exact name of registrant as specified in its charter)


          DELAWARE                       0-21042                52-1659959
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 (State or Other Jurisdiction     (Commission File Number)    (I.R.S. Employer
      of Incorporation)                                      Identification No.)



                421 CURRANT ROAD, FALL RIVER, MASSACHUSETTS 02720
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                     Address of principal executive offices


       Registrant's telephone number, including area code: (508) 675-3900
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ITEM 5.  OTHER EVENTS


SECURING OF MEDIUM-TERM DEBTOR-IN-POSSESSION FINANCING

     On December 3, 1997 Molten Metal Technology, Inc. (the "Company") and its subsidiaries filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code. On December 22, 1997 the Company secured a short-term loan of $7.7 million from affiliates of Morgens, Waterfall, Vintiadis & Company, Inc. (the "Lender") to fund continued operations and to allow the Company time to secure medium-term financing from various potential financing sources, including from the Lender.

     On March 9, 1998 the Company issued a press release announcing it had received Bankruptcy Court approval for a $20 million loan facility from the Lender. Such press release is attached hereto as Exhibit 99.1 and incorporated by reference herein. The $20 million financing will be used to repay the short-term loan received from the Lender and to enhance the operations of the Company's two operating plants in Oak Ridge, Tennessee. The loan is due at the end of 1999. The Company anticipates that the loan closing and initial advance of funds will take place within the next two weeks.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)               Exhibits

Exhibit
Number            Description of Document
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99.1              Press Release, dated March 9, 1998.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             MOLTEN METAL TECHNOLOGY, INC.



Dated: March 10, 1998                        By: /s/ F. Gordon Bitter
                                                 -------------------------------
                                                 F. Gordon Bitter
                                                 Chief Executive Officer and
                                                 Chief Financial Officer